As filed with the Securities and Exchange Commission on November 16, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3295311
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of Principal Executive Offices)	(Zip Code)

2003 Stock Incentive Plan, as amended and restated
(Full Title of the Plan)

Gregory M. Woods

General Counsel

The First Marblehead Corporation

800 Boylston Street, 34th Floor

Boston, Massachusetts 02199-8157

(Name and Address of Agent for Service)

(800) 895-4283

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share	4,000,000 shares	$2.10	(2)	$8,400,000	(2)	$469

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 10, 2009.

Statement of Incorporation by Reference

This registration statement on Form S-8 is being filed to register the offer and sale of an additional 4,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of The First Marblehead Corporation (the “Registrant”) to be issued under the Registrant’s 2003 Stock Incentive Plan, as amended and restated (the “Plan”).  In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statements on Form S-8, File No. 333-110523, filed by the Registrant with the Securities and Exchange Commission on November 14, 2003, relating to the Plan and the Registrant’s 1996 Stock Option Plan, 2002 Director Stock Plan and 2003 Employee Stock Purchase Plan and File No. 333-129674, filed by the Registrant with the Securities and Exchange Commission on November 14, 2005, relating to the Plan.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 16th day of November, 2009.

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Daniel Meyers
Daniel Meyers
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of The First Marblehead Corporation, hereby severally constitute and appoint Daniel Meyers, Kenneth Klipper and Peter B. Tarr, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The First Marblehead Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Meyers	Chief Executive Officer and President (Principal	November 16, 2009
Daniel Meyers	executive officer) and Director

/s/ Kenneth Klipper	Managing Director, Chief Financial Officer, Treasurer	November 16, 2009
Kenneth Klipper	and Chief Accounting Officer (Principal financial and
accounting officer)

/s/ Peter B. Tarr	Chairman of the Board of Directors	November 16, 2009
Peter B. Tarr

/s/ Stephen E. Anbinder	Director	November 16, 2009
Stephen E. Anbinder

/s/ William R. Berkley	Director	November 16, 2009
William R. Berkley

/s/ Dort A. Cameron III	Director	November 16, 2009
Dort A. Cameron III

/s/ Henry Cornell	Director	November 16, 2009
Henry Cornell

/s/ George G. Daly	Director	November 16, 2009
George G. Daly

/s/ Peter S. Drotch	Director	November 16, 2009
Peter S. Drotch

/s/ William D. Hansen	Director	November 16, 2009
William D. Hansen

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	2003 Stock Incentive Plan, as amended and restated

(1)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s annual report on Form 10-K filed with the SEC on August 29, 2008, and incorporated herein by reference.

(2)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s registration statement on Form S-1 (File No. 333-108531), and incorporated herein by reference.